                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 31, 2002
                                                         ----------------


                     CREDIT SUISSE FIRST BOSTON (USA), INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)


         1-6862                                                 13-1898818
(Commission File Number)                                     (I.R.S. Employer
                                                           (Identification No.)


Eleven Madison Avenue, New York, New York                         10010
 (Address of principal executive office)                       (Zip Code)


                                 (212) 325-2000
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS
--------------------

On January 31, 2002, Credit Suisse Group, our ultimate parent, issued a press release on its financial results for the quarter and year ended December 31, 2001, including the financial results of the Credit Suisse First Boston business unit, of which we are a part. This press release is filed herewith as an exhibit and hereby incorporated in its entirety by reference.

         We have not reported our results for the quarter and year ended December 31, 2001 and will report these results in connection with the filing of our annual report on Form 10-K in accordance with U.S. generally accepted accounting principles. We expect to report net revenues of USD 7.6 billion and USD 1.6 billion for the year and quarter ended December 31, 2001, respectively. Excluding one-time after-tax charges in connection with staff reductions and the settlement of the regulatory investigations regarding the allocation of shares in initial public offerings, we would have a pro forma net profit of USD 256 million and USD 282 million for the year and quarter ended December 31, 2001, respectively.

          We took pre-tax charges of USD 492 million in the fourth quarter in connection with staff reductions. Approximately USD 405 million of the charges is for bonus and severance payments, guaranteed compensation awards and retention awards in connection with the staff reductions (approximately 26% of which relate to guaranteed compensation and retention awards for fiscal years 2002 and 2003 and a significant portion of the remainder would have been reported as compensation expense in 2001 if such staff reductions had not occurred). Approximately USD 87 million of the charges relates primarily to fixed asset and sub-leasing costs of exiting certain premises in connection with the staff reductions. Through a USD 100 million charge against earnings, we established a reserve in the fourth quarter for the settlement with the Securities and Exchange Commission and NASD Regulation, Inc. of their investigations of our principal U.S. broker dealer, Credit Suisse First Boston Corporation, into the allocation of shares in initial public offerings (see our current report on Form 8-K, dated January 22, 2002, for more information on this settlement). Including all of these charges on an after tax basis, we expect to report a net loss of USD 144 million and USD 118 million for the year and quarter ended December 31, 2001, respectively.

On January 31, 2002, Credit Suisse First Boston issued a press release announcing the appointment of Stephen R. Volk as Chairman of the Firm. This press release is filed herewith as an exhibit and hereby incorporated in its entirety by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
--------------------------------------------------------------------------

         (c) ExhibitS

Exhibit 99.1  Press release dated January 31, 2002 of Credit Suisse Group

Exhibit 99.2  Press release dated January 31, 2002 of Credit Suisse First Boston

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Credit Suisse First Boston (USA), Inc.


                                        /s/ David C. Fisher
                                        ---------------------------------------
                                        David C. Fisher
                                        CHIEF ACCOUNTING OFFICER

January 31, 2002